Exhibit 99.2

IDAHO GENERAL MINES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following are our unaudited pro forma combined balance sheet as of December 31, 2006 and our unaudited pro forma combined statement of operations for the twelve months ended December 31, 2006.  The unaudited pro forma combined statements have been prepared under the assumptions set forth in the accompanying notes to the unaudited pro forma combined financial statements, and give effect to the acquisition of Equatorial Mining North America, Inc. as if consummated on December 31, 2006 for the pro forma combined balance sheet and for the proforma combined statement of operations as if consummated at January 1, 2006, using the purchase method.  The unaudited pro forma combined financial statements do not purport to represent what the results of operations would have been if such transactions had occurred on January 1, 2006.

IDAHO GENERAL MINES, INC.

(AN EXPLORATION STAGE COMPANY)

PRO FORMA BALANCE SHEET

					PRO FORMA
	Idaho General	Equitorial Mining			COMBINED
	Mines, Inc.	North America, Inc.			TOTAL

	As of
	December 31,	December 31,	Pro Forma		December 31,
	2006	2006	Adjustments		2006
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$17,882,543	1,303,665	(4,936,680	)(c)	14,249,528
Deposits	146,563				146,563
Prepaid Expense	46,223				46,223
Total Current Assets	18,075,329	1,303,665	(4,936,680)		14,442,314

PROPERTY AND EQUIPMENT, net	430,638				430,638
OTHER NON-CURRENT ASSETS		485,086			485,086
LAND AND MINING CLAIMS	7,884,821		3,952,645	(d)	11,837,466

TOTAL ASSETS	$26,390,788	1,788,751	(984,035)		27,195,504

The accompanying notes are an integral part of these pro forma financial statements.

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$951,474				951,474
Other Current Liabilities		53,824			53,824
Reclamation Provision		248,723			248,723
Current Portion of Long Term Debt	19,006				19,006
Total Current Liabilities	970,480	302,547	—		1,273,027

Reclamation Provision		502,169			502,169
Long Term Debt	57,800				57,800

Total Liabilities	$1,028,280	804,716	—		1,832,996

STOCKHOLDERS’ EQUITY
Preferred stock, Series A, $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	65,714	(65,714	)(e)	—
Common stock, $0.001 par value; 200,000,000 shares authorized,					—
43,397,540 and 16,571,312 shares issued and outstanding, respectively	43,398	100	(100	)(e)	43,398
Additional paid-in capital	45,221,314	65,648,286	(65,648,286	)(e)	45,221,314
Accumulated deficit before exploration stage	(212,576)				(212,576)
Accumulated deficit during exploration stage	(19,689,628)	(64,730,065)	64,730,065	(e)	(19,689,628)
Total Stockholders’ Equity	25,362,508	984,035	(984,035)		25,362,508

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,390,788	1,788,751	(984,035)		27,195,504

The accompanying  notes are an integral part of these pro forma financial statements.

IDAHO GENERAL MINES, INC.

(AN EXPLORATION STAGE COMPANY)

PRO FORMA STATEMENT OF OPERATIONS

					PRO FORMA
	Idaho General	Equitorial Mining			COMBINED
	Mines, Inc.	North America, Inc.			TOTAL

	Year Ended
	December 31,	December 31,	Pro Forma		December 31,
	2006	2006	Adjustments		2006
REVENUES	$—	—			—

OPERATING EXPENSES:
Property research, exploration and development	6,020,850				6,020,850
General and administrative expense	7,319,598	312,159	(181,995	)(a)	7,449,762
Increase / (decrease) in reclamation provision		(88,028)			(88,028)
Realized loss on marketable securities	320,900				320,900
TOTAL OPERATING EXPENSES	13,661,348	224,131	(181,995)		13,703,484

LOSS FROM OPERATIONS	(13,661,348)	(224,131)	181,995		(13,703,484)

OTHER INCOME
Interest and other income	916,088	98,978	(184,731	)(b)	830,335

TOTAL OTHER INCOME	916,088	98,978	(184,731)		830,335

LOSS BEFORE TAXES	(12,745,260)	(125,153)	2,736		(12,873,149)

INCOME TAXES	—	—			—

NET LOSS	$(12,745,260)	$(125,153)	$2,736		$(12,873,149)

BASIC AND DILUTED NET LOSS PER SHARE OF COMMON STOCK	(0.34)				(0.35)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	37,302,547				37,302,547

The accompanying  notes are an integral part of these pro forma financial statements.

Notes to Pro Forma Financial Statements

On January 30, 2007, Idaho General Mines, Inc. (the “Company”) completed its previously announced acquisition of all of the issued and outstanding shares of Equatorial Mining North America, Inc., a Delaware corporation (“Equatorial”), from Equatorial Mining Limited (ACN 009 199 482) (“Equatorial Mining Limited”).  Equatorial holds a 12 percent net smelter royalty interest in the mineral rights of the Company’s Hall Tonopah molybdenum-copper property in Nye County, Nevada. The Company now owns the Hall-Tonopah property and all associated mineral rights without future royalty obligations.

As set forth in the Purchase Agreement, the Company paid to Equatorial Mining Limited approximately $4.9 million in cash at closing. At first commercial production of the property, the Company has agreed to pay an additional $6.0 million. By purchasing Equatorial, the Company also assumed an approximate $460,000 cash reclamation bond which will continue to be held by the Nevada Department of Environmental Protection and the Bureau of Land Management and acquired cash of approximately $1.3 million.

The pro forma balance sheet has been prepared assuming the acquisition occurred on December 31, 2006. The pro forma statement of operations has been prepared assuming the acquisition occurred on January 1, 2006.

Adjustments to the pro forma balance sheet and pro forma statement of operations are as follows:

(a)          To reduce general and administrative expenses for allocations from the parent and direct costs that would not have been incurred had the acquisition occurred on January 1, 2006.

(b)         To reduce interest income based on the reduction in cash balances due to payment of the $4.9 million cash consideration, net of $1.3 million of cash acquired.

(c)          To reduce cash balances for purchase consideration of $4.9 million.

(d)         To record the fair value of acquired land and mining claims.

(e)          To eliminate equity accounts of Equatorial.